                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  June 1, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                               Pontotoc Production, Inc.
               -----------------------------------------------------
                Exact Name of Registrant as Specified in its Charter


         Nevada                        0-21313               84-1349552
---------------------------        ---------------     ----------------------
State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number


                       808 E. Main, Ada, Oklahoma 74820
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                  (580) 436-6100
               ---------------------------------------------------
                Registrant's Telephone Number, Including Area Code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On June 1, 2000, Pontotoc Production, Inc. (the "Company") acquired all of the outstanding stock of Oklahoma Basic Economy Corporation ("OBEC"), an Oklahoma corporation, for $8 million in cash. In related transactions, the Company also purchased working interests in certain oil and gas properties in which OBEC holds a substantial interest, for an aggregate of approximately $1.8 million. OBEC is an Oklahoma based oil and gas production company. The oil and gas properties acquired through the acquisition of OBEC and the related working interests currently produce approximately 400 net equivalent barrels of oil per day (525 gross equivalent barrels). Proven reserves on the properties are estimated to be 7.6 million barrels of oil equivalent (BOE) consisting of 2.1 million proved producing and 5.5 million proved undeveloped BOE. Included in the assets of OBEC are two workover rigs with support equipment, several tank trucks and a fully equipped field shop.

     The stock of OBEC was acquired from Mike Cantrell, of Ada, Oklahoma, pursuant to the terms of a Stock Purchase and Sale Agreement dated May 9, 2000. The working interests were acquired from approximately 23 participants. The cash used in these transactions was obtained under a $15 million Amended and Restated Credit Agreement with Local Oklahoma Bank, N.A. Advances under this line of credit bear interest at the LIBOR Rate plus 2%, are payable in monthly installments and due in full by August 10, 2002.

     Pursuant to the terms of the Stock Purchase and Sale Agreement, the $8 million purchase price is subject to adjustment in the event the current assets of OBEC were not equal to its current liabilities on the closing date. Any excess of current assets are to be paid to Mike Cantrell and the amount of any current liabilities in excess of current assets is to be repaid to the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements for OBEC will be filed by amendment on or before August 15, 2000.

     (b) PRO FORMA FINANCIAL INFORMATION. The unaudited pro forma financial information will be filed by amendment on or before August 15, 2000.

     (c)  EXHIBITS.  The following exhibits are filed herewith:

Exhibit
Number     Description                          Location
-------    -----------                          --------

 10.1      Stock Purchase and Sale Agreement    Filed herewith electronically
           between Mike Cantrell and Pontotoc
           Production, Inc.

 10.2      Amended and Restated Credit          Filed herewith electronically
           Agreement among Local Oklahoma
           Bank, N.A., Pontotoc Production,
           Inc., et al.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     PONTOTOC PRODUCTION, INC.


Dated: June 15, 2000                 By:/s/ James Robby Robson, Jr.
                                        James Robby Robson, Jr., President